Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 212-739-6740
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER

FISCAL YEAR 2020 RESULTS

First Quarter Highlights

11th Consecutive Quarter of Year-Over-Year Earnings Growth

Record First Quarter Operating Income at Specialty Alloys Operations (SAO)

Backlog up 26% Year-Over-Year Driven by Growth in Key End-Use Markets

PHILADELPHIA — October 24, 2019 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal first quarter ended September 30, 2019. For the quarter, the Company reported net income of $41.2 million, or $0.85 earnings per diluted share.

“Our first quarter results represent our 11th consecutive quarter of year-over-year earnings growth and our best first quarter operating income performance in six years,” said Tony Thene, Carpenter Technology’s President and CEO.  “Our solutions approach continues to drive a richer product mix and strong performance at SAO where we delivered record first quarter operating income. In addition, we received one additional qualification for our Athens facility during the quarter and customer engagement levels remain high.”

“The first quarter also marked our 11th consecutive quarter of year-over-year backlog growth, including healthy increases in our key Aerospace and Defense and Medical end-use markets. During the first quarter, Aerospace and Defense sales excluding surcharge increased 19% to record first quarter levels due to our diverse solutions portfolio across multiple attractive sub-markets.  Sales excluding surcharge in the Medical end-use market increased 11% over last year as we continue benefiting from our expanded OEM customer relationships and leading titanium solutions.”

“Moving forward, our strategic focus is centered on strong commercial execution and securing capacity gains and manufacturing improvements via the Carpenter Operating Model. We also continue to operate with a sharp eye on the future and ensuring we best position Carpenter Technology for sustainable long-term profitable growth. To that end, we have built an end-to-end additive manufacturing platform and customer collaborations continue to rapidly increase.  In addition, the expansion of our soft magnetics capabilities remains on target as we look to capitalize on our high-value portfolio and the expected disruptive impact of electrification. We believe these investments in critical emerging technologies are necessary to sustain our position as a leading solutions provider and critical supply chain partner for our customers in the years and decades to come.”

Financial Highlights

	Q1	Q1	Q4
($ in millions)	FY2020	FY2019	FY2019
Net Sales	$585.4	$572.4	$641.4
Net Sales Excluding Surcharge Revenue (a)	$486.6	$456.3	$533.3
Operating Income	$59.8	$45.0	$67.9
Net Income	$41.2	$31.5	$48.9
Cash Provided from Operating Activities	$0.7	$9.4	$175.1
Free Cash Flow (a)	$(56.4)	$(41.7)	$115.8

(a)         Non-GAAP financial measures explained in the attached tables

Net sales for the first quarter of fiscal year 2020 were $585.4 million compared with $572.4 million in the first quarter of fiscal year 2019, an increase of $13.0 million (2 percent), on 5 percent lower volume. Net sales excluding surcharge were $486.6 million, an increase of $30.3 million (7 percent) from the same period a year ago.

Operating income was $59.8 million compared to $45.0 million in the prior year period. These results primarily reflect richer product mix, strong commercial and operating execution and improved market conditions in key end-use markets compared to the prior year period.

Cash provided from operating activities in the first quarter of fiscal year 2020 was $0.7 million, compared to $9.4 million in the same quarter last year. The decrease in operating cash flow primarily reflects investments in working capital partially offset by higher income levels.  Free cash flow in the first quarter of fiscal year 2020 was negative $56.4 million, compared to negative $41.7 million in the same quarter last year. The decrease in free cash flow was primarily due to lower cash from operating activities and higher capital expenditures in the current year quarter. Capital expenditures were $47.5 million in the first quarter of fiscal year 2020 compared to $41.6 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $341.1 million at the end of the first quarter of fiscal year 2020. This consisted of $24.6 million of cash and $316.5 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, October 24th at 10:00 a.m. ET, to discuss the financial results of operations for the first quarter of fiscal year 2020. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete end-to-end solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2019 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) fluctuations in oil and gas prices and production. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018

NET SALES	$585.4	$572.4
Cost of sales	472.8	480.7
Gross profit	112.6	91.7

Selling, general and administrative expenses	52.8	46.7
Operating income	59.8	45.0

Interest expense	(5.4)	(6.3)
Other (expense) income, net	(0.3)	1.6

Income before income taxes	54.1	40.3
Income tax expense	12.9	8.8

NET INCOME	$41.2	$31.5

EARNINGS PER COMMON SHARE:
Basic	$0.85	$0.66
Diluted	$0.85	$0.65

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47.9	47.6
Diluted	48.3	48.2

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
OPERATING ACTIVITIES:
Net income	$41.2	$31.5
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	30.6	29.7
Deferred income taxes	3.5	1.2
Net pension expense	3.8	2.9
Share-based compensation expense	4.1	3.0
Net loss on disposals of property, plant and equipment and assets held for sale	—	0.1
Changes in working capital and other:
Accounts receivable	(2.1)	(3.5)
Inventories	(51.1)	(50.5)
Other current assets	(10.1)	(6.5)
Accounts payable	18.0	47.5
Accrued liabilities	(30.8)	(40.8)
Pension plan contributions	(2.4)	(2.3)
Other postretirement plan contributions	(0.9)	(0.8)
Other, net	(3.1)	(2.1)
Net cash provided from operating activities	0.7	9.4
INVESTING ACTIVITIES:
Purchases of property, plant, equipment and software	(47.5)	(41.6)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.1	0.1
Proceeds from sales and maturities of marketable securities	—	2.9
Net cash used for investing activities	(47.4)	(38.6)
FINANCING ACTIVITIES:
Credit agreement borrowings	88.1	—
Credit agreement repayments	(38.1)	—
Net change in short-term credit agreement borrowings	7.9	—
Dividends paid	(9.7)	(9.6)
Proceeds from stock options exercised	2.6	3.2
Withholding tax payments on share-based compensation awards	(7.5)	(4.1)
Net cash provided from (used for) financing activities	43.3	(10.5)
Effect of exchange rate changes on cash and cash equivalents	1.0	0.5
DECREASE IN CASH AND CASH EQUIVALENTS	(2.4)	(39.2)
Cash and cash equivalents at beginning of period	27.0	56.2
Cash and cash equivalents at end of period	$24.6	$17.0

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	June 30,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$24.6	$27.0
Accounts receivable, net	383.4	384.1
Inventories	837.6	787.7
Other current assets	64.0	37.4
Total current assets	1,309.6	1,236.2
Property, plant and equipment, net	1,380.2	1,366.2
Goodwill	324.5	326.4
Other intangibles, net	64.9	67.2
Deferred income taxes	4.0	4.2
Other assets	258.3	187.6
Total assets	$3,341.5	$3,187.8

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$77.6	$19.7
Accounts payable	259.9	238.7
Accrued liabilities	129.1	157.6
Total current liabilities	466.6	416.0
Long-term debt	550.9	550.6
Accrued pension liabilities	366.8	371.2
Accrued postretirement benefits	122.3	122.1
Deferred income taxes	154.6	142.7
Other liabilities	103.3	65.1
Total liabilities	1,764.5	1,667.7

STOCKHOLDERS’ EQUITY
Common stock	279.8	279.0
Capital in excess of par value	317.5	320.4
Reinvested earnings	1,636.8	1,605.3
Common stock in treasury, at cost	(329.5)	(332.8)
Accumulated other comprehensive loss	(327.6)	(351.8)
Total stockholders’ equity	1,577.0	1,520.1
Total liabilities and stockholders’ equity	$3,341.5	$3,187.8

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2019	2018
Pounds sold (000):
Specialty Alloys Operations	60,044	62,714
Performance Engineered Products	3,250	2,732
Intersegment	(996)	170
Consolidated pounds sold	62,298	65,616

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$393.2	$361.5
Surcharge	97.9	114.0
Specialty Alloys Operations net sales	491.1	475.5

Performance Engineered Products
Net sales excluding surcharge	107.9	108.0
Surcharge	1.5	3.7
Performance Engineered Products net sales	109.4	111.7

Intersegment
Net sales excluding surcharge	(14.5)	(13.2)
Surcharge	(0.6)	(1.6)
Intersegment net sales	(15.1)	(14.8)

Consolidated net sales	$585.4	$572.4

Operating income:
Specialty Alloys Operations	$81.0	$52.8
Performance Engineered Products	(2.0)	7.3
Corporate costs	(19.1)	(15.8)
Intersegment	(0.1)	0.7
Consolidated operating income	$59.8	$45.0

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Carpenter Additive (Additive) business and the Latrobe and Mexico distribution businesses. Effective July 1, 2019, the Company’s LPW, CalRAM and Powder businesses in Alabama and West Virginia were combined into the Additive business. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet, CPP and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other (expense) income, net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
ADJUSTED OPERATING MARGIN EXCLUDING SURCHARGE REVENUE	2019	2018

Net sales	$585.4	$572.4
Less: surcharge revenue	98.8	116.1
Net sales excluding surcharge revenue	$486.6	$456.3

Operating income	$59.8	$45.0

Operating margin	10.2%	7.9%

Adjusted Operating margin excluding surcharge revenue	12.3%	9.9%

Management believes that removing the impact of raw material surcharge revenue from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company.  Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended
	September 30,
FREE CASH FLOW	2019	2018

Net cash provided from operating activities	$0.7	$9.4
Purchases of property, plant, equipment and software	(47.5)	(41.6)
Proceeds from disposals of property, plant and equipment and assets held for sale	0.1	0.1
Dividends paid	(9.7)	(9.6)

Free cash flow	$(56.4)	$(41.7)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END-USE MARKET	2019	2018
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$286.1	$239.6
Medical	44.0	39.5
Transportation	33.0	31.4
Energy	33.0	37.5
Industrial and Consumer	60.2	74.6
Distribution	30.3	33.7

Total net sales excluding surcharge revenue	486.6	456.3

Surcharge revenue	98.8	116.1

Total net sales	$585.4	$572.4